Exhibit 5.1

October 1, 2012

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Cynosure, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s class A common stock, par value $0.001 per share (the “Common Stock”), which may be issued and sold by the Company (the “Company Shares”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. In addition to the foregoing, there are being registered under the Registration Statement 2,938,628 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold by certain stockholders of the Company (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the filing of the Registration Statement, and in connection with the registration for resale by the Selling Stockholders of the Selling Stockholder Shares.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate minute books of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Company Shares offered thereby, (ii) all

Cynosure, Inc.

October 1, 2012

Company Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) a definitive purchase, underwriting or similar agreement with respect to any Company Shares offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (iv) with respect to Company Shares offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation and By-Laws and not otherwise reserved for issuance, and (v) the Company will be validly existing as a corporation in good standing under the laws of the State of Delaware at the time of the issuance of the Company Shares.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Company Shares other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the issuance and sale by the Company of the Company Shares and the performance by the Company of its obligations with respect to the issuance and sale of such shares will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Company Shares, any change in law affecting the validity or enforceability of such Company Shares and that at the time of the issuance and sale of the shares, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Company Shares.

Our opinion expressed in paragraph 2 below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

Cynosure, Inc.

October 1, 2012

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (a) that may be deemed to or construed to waive any right of the Company; (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (d) that is in violation of public policy; (e) relating to indemnification and contribution with respect to securities law matters; (f) which provides that the terms of any agreement may not be waived or modified except in writing; (g) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (h) requiring the payment of penalties, consequential damages or liquidated damages; or (i) relating to choice of law or consent to jurisdiction.

We assume that appropriate action will be taken prior to the offer and sale of the Company Shares and the Selling Stockholder Shares to register and qualify the Company Shares and the Selling Stockholder Shares under all applicable state securities “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Company Shares, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the issuance and sale of the Company Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, (iii) the Company Shares have been issued and sold as

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October 1, 2012

contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of Common Stock, the Company Shares will be validly issued, fully paid and nonassessable.

2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Company Shares and Selling Stockholder Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Jason L. Kropp
Jason L. Kropp, a Partner